EXHIBIT 8.1

ALLEN & OVERY	1221 Avenue of the Americas New York, NY 10020
	Telephone:	(212) 610 6300
	Fax:	(212) 610 6399

www.allenovery.com

Our Ref:  NY:101306.2

November 14, 2003

AEGON N.V.

AEGONplein 50

PO Box 202

2501 CE The Hague

The Netherlands

AEGON Funding Corp.

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

AEGON Funding Corp. II

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Re:	AEGON N.V., AEGON Funding Corp. and AEGON Funding Corp. II
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States tax counsel to AEGON N.V. (AEGON), AEGON Funding Corp. (AFC) and AEGON Funding Corp. II (AFC II) (each an Issuer and, collectively, the Issuers), in connection with the preparation of the registration statement on Form F-3 (the Registration Statement) to be filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Act), on November 14, 2003, of which the prospectus (the Prospectus) forms a part. The Registration Statement and Prospectus relates to the registration under the Act of an aggregate amount of $5,000,000,000 of the following securities (the Securities):

(i)	common shares, par value 0.12 euro per share, of AEGON;
(ii)	debt securities of AEGON, AFC or AFC II, which, if issued by AFC or AFC II, will be guaranteed by AEGON;
(iii)	guarantees of AEGON, AFC or AFC II;
(iv)	warrants of AEGON, AFC or AFC II;
(v)	purchase contracts of AEGON, AFC or AFC II; and
(vi)	units of AEGON, AFC or AFC II.

The firm is a multinational partnership, including Members of the Bar of the State of New York, Solicitors of the Supreme Court of England

and Wales, Members of the Bar of the Netherlands and Foreign Legal Consultants in the State of New York. A list of names of the partners and their professional qualifications is open to inspection at the above office.

AMSTERDAM ANTWERP BANGKOK BEIJING BRATISLAVA BRUSSELS BUDAPEST DUBAI FRANKFURT HAMBURG HONG KONG LONDON

LUXEMBOURG MADRID MILAN MOSCOW NEW YORK PARIS PRAGUE ROME SHANGHAI SINGAPORE TIRANA TOKYO TURIN WARSAW

ALLEN & OVERY

To:	November 14, 2003

Page: 2

As United States tax counsel, we have advised the Issuers with respect to certain general United States tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings “Taxation in the United States” and “U.S. Federal Tax Consequences to U.S. Holders” (collectively, the Discussions) in the Prospectus which is part of the Registration Statement. We hereby confirm that the statements set forth in the Discussions represent our opinions as to the matters of law covered by them, subject to the qualifications stated therein.

We are aware that we are referred to in the Discussions and under the heading “Legal Opinions” in the Prospectus. We hereby consent to the references to us in those sections and the filing of this letter as an exhibit to the Registration Statement without thereby implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/    ALLEN & OVERY